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EXHIBIT 23.1

PWC Consent Regarding the Trust

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3 (File No. 333-84155), of our report dated January 28, 2000, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2000-A, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Fort Worth, Texas
February 11, 2000